UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015 (March 7, 2015)

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2015, the Board of Directors of Hercules Technology Growth Capital, Inc. (the “Company”) elected Ms. Susanne D. Lyons as a director of the Company. In connection with her election, the Board of Directors increased the size of the Board of Directors to five directors. There are no arrangements or understandings between Ms. Lyons and any other persons pursuant to which Ms. Lyons was elected as a director of the Company. Ms. Lyons will be entitled to applicable retainer and meeting fees and an option award pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. Ms. Lyons also will be entitled to enter into an indemnification agreement with the Company.

Ms. Lyons joined the Company as a director in March 2015 and will hold office as a class I director for a term expiring in 2017. She will serve on the Audit, Compensation and Nominating and Corporate Governance Committees.

Ms. Lyons is a retired senior executive who has held top marketing and general management roles at some of the largest financial services companies in America, including VISA (USA), Charles Schwab & Co., Inc. and Fidelity Investments. She retired in September 2007 as the chief marketing officer for Visa (USA), where she was responsible for all aspects of brand, advertising and marketing services since June 2004.

In her ten year career at Charles Schwab & Co., Inc. from April 1992 to May 2001, she held various marketing and general management positions, including enterprise president of retail client services. She also served as chief marketing officer from January 2000 to May 2001. Previously, Ms. Lyons spent ten years at Fidelity Investments from June 1982 to April 1992, where she held senior positions in marketing, product development and business strategy.

Ms. Lyons currently serves on the board of directors of the U.S. Olympic Committee, a position she has held since December 2010. She has been president of the board of directors of Wildcare, a not-for-profit organization, since September 2008. She previously served on the board of directors of CNET Networks, Inc. from April 2007 to July 2008, until its acquisition by CBS Corp., as well as Gain Capital Holdings, Inc. from December 2008 to June 2013. Ms. Lyons also served on the advisory board of Marketo, Inc., a marketing automation software company, from February 2008 to January 2011.

Ms. Lyons received her undergraduate degree from Vassar College and received her masters in business administration from Boston University.

Item 8.01 Other Events

On March 9, 2015, the Company issued a press release announcing the appointment of Ms. Lyons as a member of the Company’s Board of Directors. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

March 9, 2015

	By:	/s/ Jessica Baron
Jessica Baron
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated March 9, 2015